Execution Copy

Exhibit 10.1

Impinj, Inc.

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

June 20, 2018

Sylebra HK Company Limited

28 Hennessy Road, Floor 20

Wan Chai, Hong Kong

Attn:Dan Gibson

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between (a) Impinj, Inc. (“Company”) and (b) Sylebra HK Company Limited (“Sylebra”) and each of the other related Persons (as defined below) set forth on the signature pages to this Agreement and their respective Affiliates (as defined below) and Associates (as defined below) (all such Persons, the “Sylebra Group”). Company and the Sylebra Group are together the “Parties.”

1.Appointment of New Director. Promptly following the execution of this Agreement, Company’s Board of Directors (the “Board”) and all applicable committees of the Board shall take all action necessary to (a) increase the size of the Board from six to seven directors, and (b) appoint Daniel P. Gibson (the “Designee”) as a Class II director of Company with a term expiring at Company’s 2018 Annual Meeting of Stockholders (the “2018 Meeting”). The Board shall, in connection with the 2018 Meeting, nominate the Designee to stand for election with the other Class II directors of the Board.

2.Compliance with Laws and Company Policies. If requested by Company, Sylebra will cause the Designee to agree in writing, during the term of any service as a director of Company, to comply with all laws, policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including Company’s code of conduct, insider trading policy, Regulation FD policy, related party transactions policy and corporate governance guidelines, in each case as amended from time to time.

3.Confidentiality. For so long as the Designee is serving as a director on the Board, he may provide confidential information of Company that the Designee learns in his capacity as a director of Company, including discussions or matters considered in meetings of the Board or Board committees (collectively, “Company Confidential Information”), to Representatives of the Sylebra Group following the execution of the a confidentiality agreement in the form attached as Exhibit A, which shall govern the Sylebra Group’s obligations with respect to the confidential information of the Company provided in connection with this Agreement. The Sylebra Group and its Representatives will not use any Company Confidential Information for any purpose other than in connection with Sylebra’s investment in Company. The Designee and the Sylebra Group and its

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Representatives will not, without the prior written consent of Company, otherwise disclose any Company Confidential Information to any other Person. For the avoidance of doubt, the obligations under this paragraph 3 shall be in addition to, and not in lieu of, the Designee’s confidentiality obligations under Delaware law and the charter, bylaws and applicable corporate governance policies of Company, the current versions of which have been made available to the Designee prior to the execution of this Agreement.

4.No Fiduciary Restriction. Notwithstanding anything to the contrary in this Agreement, the Designee, during his service as a director of Company, will not be prohibited from acting in his capacity as a director or from complying with his fiduciary duties as a director of Company (including voting on any matter submitted for consideration by the Board, participating in deliberations or discussions of the Board, and making suggestions or raising any issues or recommendations to the Board).

5.Director Benefits. The Designee will be entitled to the same director benefits as other members of the Board, including (a) compensation for his service as a director and reimbursement for his expenses on the same basis as all other non-employee directors of Company; (b) equity-based compensation contemplated by Company’s Director Compensation Policy, and (c) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company as such rights may exist from time to time.

6.Recusal of the Designee. The Sylebra Group acknowledges that the Board or any of its committees may recuse the Designee from any Board or committee meeting or portion thereof at which the Board or such committee is evaluating or taking action with respect to (a) the exercise of any of Company’s rights or enforcement of any of the obligations under this Agreement; (b) any action taken in response to actions taken or proposed by any member of the Sylebra Group with respect to Company; or (c) any proposed transaction between Company and any member of the Sylebra Group.

7.Standstill. During the Restricted Period, no member of the Sylebra Group will, and Sylebra will cause the Representatives of each member of the Sylebra Group not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement), without the prior consent of the Board:

(a)with respect to Company or the Voting Securities, (i) initiate, make participate in or encourage any “solicitation” (as such term is used in Regulation 14A (the “Proxy Rules”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (ii) become a “participant” (as such term is used in the Proxy Rules) in any such solicitation of proxies or consents with respect to any stockholder meeting of Company; or (iii) seek to advise, encourage or influence any Person with respect to the voting or disposition of any Voting Securities;

(b)initiate, propose or otherwise “solicit” (as such term is used in the Proxy Rules) Company’s stockholders to approve any shareholder proposal, whether made pursuant to

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Rule 14a-4 or Rule 14a-8 of the Proxy Rules or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;

(c)(i) seek, alone or in concert with others, election or appointment to, or representation on, the Board; (ii) nominate or propose the nomination of, or recommend the nomination of, or encourage any Person to nominate or propose the nomination of or recommend the nomination of, any candidate to the Board; or (iii) seek, alone or in concert with others, or encourage any Person to seek, the removal of any member of the Board;

(d)other than solely with other members of the Sylebra Group with respect to Voting Securities now or subsequently owned by them, (i) form, join (whether or not in writing), encourage, influence, advise or participate in a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities; (ii) deposit any Voting Securities into a voting trust, arrangement or agreement; or (iii) subject any Voting Securities to any voting trust, arrangement or agreement;

(e)(i) make any unsolicited offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving any member of the Sylebra Group and Company; or (ii) solicit a third party to, on an unsolicited basis, make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Company, or publicly encourage, initiate or support any third party in making such an unsolicited offer or proposal; or

(f)other than with other any member of the Sylebra Group, enter into any agreements, understandings or arrangements (whether written or oral) with, or advise, finance, assist or encourage, any Person in connection with any of the foregoing.

Nothing in this paragraph 7 shall be deemed to (i) prohibit the Sylebra Group or its Affiliates from communicating privately with Company’s directors, officers, shareholders and representatives; provided that such private communications would not be reasonably determined to trigger public disclosure obligations for any party or would not circumvent any of the Sylebra Group’s obligations under paragraphs 7(a) through 7(f) and paragraph 8, and are made in compliance with all existing confidentiality obligations of the Sylebra Group and the Designee with respect to Company and this Agreement; or (ii) impose any restriction on the Designee discharging his fiduciary duties as a director of Company.

8.Non-Disparagement. During the Restricted Period, no Party shall, and each Party shall not permit, any of its Representatives to make any public statement that constitutes or would reasonably be expected to constitute disparaging or impugning remarks on, or take any action reasonably likely to damage the reputation of, the other Party or its directors, officers, principals or partners. This paragraph 8 will not (a) apply to any statement made in connection with any action to enforce this Agreement; or (b) prohibit any person from reporting what it believes, upon advice of counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

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9.No Compensation Arrangements. The members of the Sylebra Group will not, directly or indirectly, compensate or agree to compensate the Designee for his service as a director of Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities.

10.Compliance with Securities Laws. The Sylebra Group acknowledges that it understands its obligations under the U.S. securities laws. Company will use commercially reasonable efforts to notify the Sylebra Group reasonably in advance of when any “open window” director trading periods begin and end.

11.Compliance with this Agreement. Sylebra will cause the other members of the Sylebra Group to comply with the terms of this Agreement and will be responsible for any breach of the terms of this Agreement by any such member, in each case whether or not such member is a party to this Agreement.

12.Definitions. As used in this Agreement, the term (a) “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of any Person after the date of this Agreement; (c) “Associate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person after the date of this Agreement, but will exclude any Person not controlled by or under common control with the related Person; (d) “beneficially own,” “beneficially owned” and “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; (e) “business day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed; (f) “Representatives” means (i) a Person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, principals, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates (g) “Restricted Period” means the period from the date of this Agreement until termination of this Agreement pursuant to paragraph 16; and (h) “Voting Securities” means the shares of Company’s common stock and any other securities of Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

13.Interpretations. The words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to in this Agreement means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. The measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual

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day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

14.Representations of the Sylebra Group. Each member of the Sylebra Group, severally and not jointly, represents that (a) its authorized signatory set forth on the signature page to this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such member; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such member, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not and will not violate any law, any order of any court or other agency of government, its organizational documents or any provision of any agreement or other instrument to which such member or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever; and (d) as of the date of this Agreement, it has not, directly or indirectly, compensated or agreed to compensate the Designee for his service as a director of Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities. The Sylebra Group represents and warrants that as of the date of this Agreement, it is the beneficial owner of an aggregate of 3,899,063 shares of Company’s common stock.

15.Representations of Company. Company represents that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) does not require the approval of the stockholders of Company; and (c) does not and will not violate any law, any order of any court or other agency of government, Company’s certificate of incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever.

16.Termination. Sylebra shall only have the right to terminate this Agreement upon (a) the resignation of the Designee from the Board and (b) delivery to Company of advance written notice of such termination at least five business days prior to the date of such termination. Company shall have the right to terminate this Agreement upon delivery to Sylebra of advance written notice of such termination at least five business days prior to the date of such termination. Each of paragraph 3 and paragraphs 17 through 26 shall survive the termination of this Agreement to the extent permitted under applicable law.

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17.Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the Party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the Party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the Party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

18.Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement, including all exhibits hereto, constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds, and will inure to the benefit, of the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement in the future.

19.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

20.Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of the Parties (a) irrevocably and unconditionally consents to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and any appellate court thereof will have exclusive personal jurisdiction) for any lawsuit, claim or proceeding before any court (each, “Legal Proceeding”) arising out of or related to this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction with respect to any Legal Proceeding by motion or other request for leave from any such court; (c) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim

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that those courts are an inconvenient forum for any Legal Proceeding arising out of or related to this Agreement. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 23 or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof.

21.Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action arising out of or related to this Agreement in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

22.Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

23.Notices. All notices, consents, requests, instructions, approvals and other communications provided for in, and all legal process in regard to, this Agreement will be in writing and will be deemed validly given, made or served (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email (but only if such confirmation is not automatically generated); or (c) one business day after deposit with a nationally recognized overnight delivery service. The addresses for such communications are as follows. At any time, any Party may, by notice given in accordance with this paragraph 23 to the other Party, provide updated information for notices pursuant to this Agreement.

(a)If to Company:

Impinj, Inc.

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

Attn:General Counsel

Email:Ymorikubo@Impinj.com

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with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attn:Patrick J. Schultheis

Michael Nordtvedt

Douglas K. Schnell

Fax:(206) 883-2699

Email:	pschultheis@wsgr.com, mnordtvedt@wsgr.com, dschnell@wsgr.com

(b)If to the Sylebra Group:

Sylebra HK Company Limited

28 Hennessy Road, Floor 20

Wan Chai, Hong Kong

Attn:Daniel Gibson

Matthew Whitehead

Email:dg@sylebra.com, mw@sylebra.com

with a copy (which will not constitute notice) to:

Sidley Austin LLP

39/F, Two Int’l Finance Centre

Central, Hong Kong

Attn:Effie Vasilopoulos

Email:	evasilopoulos@sidley.com

24.Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

25.Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated

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in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

26.Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature page follows.]

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Very truly yours,

IMPINJ, INC.

By:	/s/ Yukio Morikubo
Name:Yukio Morikubo
Title:General Counsel

ACCEPTED AND AGREED

as of the date written above:

SYLEBRA HK COMPANY LIMITED

By:	/s/ Matthew Whitehead
Name:Matthew Whitehead
Title:Director

SYLEBRA CAPITAL MANAGEMENT

By:	/s/ Daniel Gibson
Name:Daniel Gibson
Title:Director

DANIEL P. GIBSON

/s/ Daniel Gibson

EXHIBIT A

Impinj, Inc.

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

CONFIDENTIAL

June [●], 2018

Sylebra HK Company Limited

Sylebra Capital Management

28 Hennessy Road, Floor 20

Wan Chai, Hong Kong

Attn: Dan Gibson

Re:Confidentiality Letter Agreement

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of Daniel P. Gibson (the “Designee Director”) to the Board of Directors (the “Board”) of Impinj, Inc., a Delaware corporation (the “Company” or “Impinj”), pursuant to the letter agreement, dated as of June [●], 2018 (the “Agreement”), by and among the Company, on the one hand, and Sylebra HK Company Limited, Sylebra Capital Management and the Designee Director, on the other hand. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Agreement.

Upon the terms of, and subject to the conditions in, this letter agreement, the Designee Director, during the period during which he is serving as a director of the Company, may privately disclose Proprietary Information (as defined herein) to any full-time employee (an “Employee”) of Sylebra HK Company Limited or Sylebra Capital Management (together the “Stockholders”) who needs to know such information for the sole purpose of advising the Stockholders on their investment in the Company. Notwithstanding anything to the contrary in this letter agreement, it is understood and agreed that the Designee Director shall not disclose to any Employee (a) any confidential or proprietary information of any third party that the Company is prohibited from disclosing pursuant to a contractual or other legal obligation or duty of confidentiality; or (b) any legal advice or other information that is identified as, or would reasonably be expected to be identified as, protected by the Company’s attorney-client privilege or attorney work-product privilege (both with respect to internal or external legal counsel). In addition, the Designee Director will not take any action pursuant to this letter agreement with the purpose of waiving the Company’s attorney-client privilege or attorney work-product privilege.

“Proprietary Information” is all (a) information concerning or relating to the Company or any of its subsidiaries that is furnished (whether on or after the date of this letter agreement) to the Designee Director (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by or on behalf of the

Company; (b) information about any third party (which information was provided to Impinj subject to an applicable confidentiality obligation to such third party); and (c) any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part. Proprietary Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Designee Director or the Stockholders in violation of this letter agreement; (ii) was available to the Stockholders prior to disclosure by the Designee Director, Impinj or its Representatives, but only if the source of such information was not known by the Stockholders to be bound by a confidentiality obligation to Impinj with respect to such information; (iii) becomes available to the Stockholders from a person other than the Designee Director, Impinj or its Representatives who is not otherwise known by the Stockholders to be bound by a confidentiality obligation to Impinj or any of its Representatives with respect to such information; or (iv) was or is independently developed by the Stockholders or their Representatives without reference to or use of the Proprietary Information. For purposes of this letter agreement, (x) “Representative” means, as to any person, its directors, officers, employees, limited and general partners, controlling persons, affiliates, other representatives and advisors (including, without limitation, financial advisors, attorneys, consultants and accountants); and (y) “person” will be broadly interpreted to include, without limitation, the media and any corporation, partnership, limited liability company, trust, association, joint venture, governmental or regulatory agency or body, or any other entity, group or individual.

Subject to the following paragraph of this letter agreement, unless otherwise agreed to in writing by Impinj, the Stockholders will, and will cause the Employees to, (i) keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person; (ii) not use, or permit any Proprietary Information to be used, for any purpose other than in connection with evaluating the Stockholders’ investment in the Company; and (iii) not disclose to any person any Proprietary Information or the terms, conditions or any other facts relating thereto. The Stockholders will be responsible for any breach of the terms of this letter agreement by the Employees as if they were parties to this letter agreement. The Stockholders will, and will cause the Employees to, undertake reasonable precautions to safeguard and protect the confidentiality of the Proprietary Information and to prevent prohibited or unauthorized disclosure or uses of the Proprietary Information. Notwithstanding the foregoing, nothing in this letter agreement shall restrict the Designee Director’s ability to seek the advice of his own counsel with respect to any aspect or query concerning his service as a Director of the Company.

If the Stockholders or any Employee is requested pursuant to, or required by, applicable law or regulation, or by legal, judicial or regulatory process, to disclose any Proprietary Information or any other information the disclosure of which is restricted by this letter agreement, then the Stockholders will, or will cause such Employee to, promptly provide Impinj with, to the extent legally permissible, notice of such request, requirement or process in order to enable Impinj to (i) seek an appropriate protective order or other remedy; (ii) consult with the Stockholders with respect to Impinj taking steps to resist or narrow the scope of such request, requirement or process; or (iii) waive compliance, in whole or in part, with the terms of this letter agreement. If such protective order or other remedy is not obtained or Impinj waives compliance, in whole or in part, with the terms of this letter agreement, then the Stockholders will, and will cause such Employee to, use its commercially reasonable efforts to (i) disclose only that portion of the Proprietary Information or such other information that is legally required to be disclosed; (ii) promptly notify Impinj of the nature, scope and contents of the information so disclosed; and (iii) ensure that all Proprietary Information or such other information that is so disclosed will be accorded confidential treatment. Upon full compliance with the provisions of this paragraph, such disclosure may be made without any liability hereunder.

The Stockholders agree that (a) none of the Company or its Representatives shall have any liability to the Stockholders or the Employees resulting from the selection, use or content of the Proprietary Information; and (b) none of the Company or its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Proprietary Information. This letter agreement shall not create any obligation on the part of the Company or its Representatives to provide the Stockholders or any Employee with any Proprietary Information, nor shall it entitle the Stockholders or any Employee (other than the Designee Director in his capacity as a director of the Company and pursuant to the terms of the Agreement) to participate in any meeting of the Board or any committee thereof.  This letter agreement shall not prohibit the Designee Director from sharing Proprietary Information with the Stockholders or their Representatives subject to the terms herein. All Proprietary Information shall remain the property of the Company. No person shall, by virtue of any disclosure or use of any Proprietary Information pursuant to this letter agreement, acquire any rights with respect thereto, and all such rights shall remain exclusively with the Company. The Stockholders will not, and will cause the Employees not to, initiate contact with any person concerning any Proprietary Information other than as permitted by the terms of the Agreement; provided, however, the restrictions set forth in this sentence shall not apply to the Designee Director, acting in his capacity as a director of the Company; provided, further, the restrictions set forth in this sentence shall not apply to communications or contacts between the Designee Director and the Company’s Chief Legal Officer pursuant to this letter agreement or relating to notices required or permitted under the Agreement.

Each Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. The Stockholders each agree that it will not use or permit any person to use, and will use its commercially reasonable efforts to ensure that none of its Representatives will use or permit any third party to use, any Proprietary Information or any of the facts or matters referred to in this letter agreement in contravention of the United States securities laws or any other applicable securities laws, including in each case any rules or regulations promulgated thereunder.

Immediately following the termination of this letter agreement in accordance with its terms, the Stockholders will, and will cause their Representatives to, promptly destroy the Proprietary Information and any copies thereof and confirm in writing to the Company that all such material has been destroyed in compliance with this letter agreement; provided, however, that the Stockholders will be permitted to retain Proprietary Information to the extent necessary to comply with applicable law, professional standards or the Stockholders’ bona fide document retention policies of general application, or to the extent disclosed publicly in compliance with this letter agreement. To the extent that any Proprietary Information is retained pursuant to the proviso in the preceding sentence, the Stockholders and their Representatives shall continue to be bound by the obligations contained herein with respect to such Proprietary Information retained by the Stockholders for such period of time as prescribed by this letter agreement.

Each Party acknowledges that (i) the other Parties would be irreparably injured by a breach of this letter agreement by such Party or its Representatives and (ii) monetary remedies would be inadequate to protect the non-breaching Party against any actual or threatened breach or continuation of any breach of this letter agreement. Without prejudice to any other rights and remedies otherwise available to any Party, each Party will be entitled to equitable relief by way of injunction or otherwise if any other Party or any of its Representatives breaches or threatens to breach any of the provisions of this letter agreement. Such remedy will not be deemed to be the exclusive remedy for a breach of this letter agreement but will be in addition to all other remedies available at law or equity to the non-breaching party.

It is understood and agreed that no failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Each Party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) for any action, suit or proceeding arising out of or relating to this letter agreement (and agrees not to commence any action, suit or proceeding relating thereto except in the Chancery Court). To the extent that the Chancery Court would not have subject matter jurisdiction over any such action, suit or proceeding, each Party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of any state or federal court in the State of Delaware (such courts, together with the Chancery Court, the “Chosen Courts”). Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in the Chosen Courts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any Chosen Court that any such action, suit or proceeding brought in any Chosen Court has been brought in an inconvenient forum. The Parties agree that a final judgment no longer subject to appeal in any such dispute will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

This letter agreement contains the entire agreement between the Parties concerning the subject matter contained herein and supersedes all prior agreements, arrangements, understandings or undertakings by or between the Parties, whether written or oral, with respect to the subject matter contained herein, including, without limitation, that certain Confidentiality Letter Agreement, dated as of March 25, 2018, by and between the Company and Sylebra HK Company Limited. No modification of this letter agreement or waiver of the terms and conditions hereof will be binding upon any Party unless approved in writing by each other Party.

Except as otherwise set forth herein, this letter agreement and the obligations and restrictions hereunder shall terminate 18 months following the termination of the Agreement; provided however, that any liability for breach of this letter agreement prior to such termination shall survive such termination.

If any term or provision of this letter agreement, or any application thereof to any circumstances, will, to any extent and for any reason, is held to be invalid or unenforceable, the remainder of this letter agreement, or the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby and will be construed as if such invalid or unenforceable provision had to such extent never been contained herein and each term and provision of this letter agreement will be valid and enforceable to the fullest extent permitted by law.

This letter agreement will inure to the benefit of and be binding upon each of the Parties and their respective successors, except that no Party may assign this letter agreement without the prior written consent of the other Parties.

This letter agreement may be signed in one or more counterparts (including by fax or .pdf) that, when taken together, will constitute one and the same instrument.

***

Please confirm your agreement with the foregoing by signing and returning to the undersigned a copy of this letter agreement.

Very truly yours,

IMPINJ, INC.

By:

Name:

Title:

Accepted and agreed as of
the date written above:

SYLEBRA HK COMPANY LIMITED

By:

Name:

Title:

SYLEBRA CAPITAL MANAGEMENT

By:

Name:

Title:

DANIEL P. GIBSON

[Signature Page to Confidentiality Letter Agreement]